Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-105331 of Allstate Life Insurance Company on Form S-3 of our report dated February 5, 2003, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
August 29, 2003

Exhibit 23(b)


CONSENT OF FOLEY & LARDNER


     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Pre-Effective Amendment No. 1 to the Form S-3 Registration Statement of Allstate Life Insurance Company (File No. 333-105331).


                                                             /s/ Foley & Lardner
                                                                 FOLEY & LARDNER

Washington, D.C.
September 3, 2003